                                                                   Exhibit 10.38


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated as of May 25, 2000, is made by and between Streamline.com, Inc., a Delaware corporation (the "EMPLOYER"), and Timothy A. DeMello (the "EMPLOYEE").

         WHEREAS, the Employer wishes to retain the services of the Employee in order to avail itself of the Employee's executive and managerial skills, and the Employee is willing to provide his services to the Employer on the terms set forth herein; and

         WHEREAS, the Employer and the Employee desire to amend and restate in its entirety the existing employment agreement, dated as of April 9, 1999, between the parties (the "EXISTING AGREEMENT").

         NOW, THEREFORE, the parties agree that the Existing Agreement be and hereby is amended and replaced in its entirety as follows:

         Section 1.   FREEDOM TO CONTRACT.

         The Employee represents that he is free to enter into this Agreement, and that he has not made and will not make any agreements in conflict with this Agreement. The Employee will not, and the Employer will not require the Employee to, disclose to the Employer, or use for the Employer's benefit, any trade secrets or confidential information now or hereafter in the Employee's possession which is the property of any other party.

         Section 2.   EMPLOYMENT.

         The Employer hereby employs the Employee, and the Employee hereby accepts his employment by the Employer, upon the terms and subject to the conditions set forth herein.

         Section 3.   EFFECTIVE DATE AND TERM.

         This Agreement shall take effect as of April 25, 2000 (the "Effective Date"), and shall continue in full force and effect until terminated in accordance with Section 6 hereof.

         Section 4.   TITLE AND DUTIES; EXTENT OF SERVICES.

         The Employee shall promote the business and affairs of the Employer as Chairman of the Board of Directors of the Employer (the "Board") and, in such capacity, shall perform such duties and undertake such activities as the Board shall reasonably request from time to time. The Employee shall devote such time and effort as may be required to fulfill his responsibilities under this Agreement; provided, however, that the Employee may engage in such other business activities outside the scope of his employment hereunder as will not materially adversely affect the Employee's ability to perform his obligations under this Agreement.

         Section 5.   COMPENSATION AND FRINGE BENEFITS.

         Section 5.1. BASE SALARY. In consideration of the services rendered by the Employee under this Agreement, the Employer shall pay the Employee an initial base salary (the "Base Salary") at an annual rate of Three Hundred Twenty-Five Thousand Dollars ($325,000), payable in arrears bi-weekly (or on such other payment schedule as the Employer shall have reasonably implemented with respect to the payment of its other salaried employees), such Base Salary being subject to increase at the discretion of the Board.

         Section 5.2. BONUS. The Employer may pay the Employee such bonus, if any, with respect to any fiscal year as the Board may determine from time to time, provided that such bonus shall not exceed 50% of the Employee's Base Salary for such year.

         Section 5.3. FRINGE BENEFITS. The Employee shall be entitled to such insurance, health insurance and other fringe benefits as may be offered or generally made available by the Employer to its executive officers.

         Section 6.   TERMINATION; CHANGE OF CONTROL.

         Section 6.1. TERMINATION OF EMPLOYMENT.

                  (a) The Employee's employment hereunder shall terminate upon the Employee's death or Permanent Disability. For purposes of this Agreement, "Permanent Disability" shall mean the Employee's inability to perform his duties hereunder for a continuous period of six (6) months by reason of his physical or mental illness or incapacity. In the event of any dispute concerning the existence of a Permanent Disability, such question shall be determined by a licensed physician selected by the Employer and reasonably acceptable to the Employee, whose determination shall be final and binding upon the parties. The Employee shall submit to such examinations and furnish such information as such physician may reasonably request.

                  (b) The Employee's employment hereunder may also be terminated:

                           (i) By the Employee at any time upon at least thirty
                  (30) days prior written notice to the Employer, or upon such shorter written notice as shall be accepted by the Employer; or

                           (ii) By the Employer at any time upon at least thirty
                  (30) days prior written notice to the Employee, or upon such shorter written notice as shall be accepted by the Employee; or

                           (iii) By the Employee at any time for good reason,
                  including but not limited to:

                                    (A) failure of the Employer to continue to
                           employ the Employee as Chairman of the Board of Directors of the Employer; or

                                    (B) material diminution of the Employee's
                           responsibilities, duties or authorities as Chairman of the Board of Directors of the Employer, or assignment to the Employee of any responsibilities or duties inconsistent with such position; or

                                    (C) failure of the Employer to pay and
                           provide to the Employee the compensation provided for herein; or

                           (iv) By the Employer at any time for cause, including
                  but not limited to:

                                    (A) the Employee's gross negligence or
                           willful misconduct with respect to the business and affairs of the Employer; or

                                    (B) the Employee's material breach of this
                           Agreement; or

                                    (C) the commission by the Employee of an act
                           involving moral turpitude or fraud; or

                                    (D) the Employee's conviction of any felony.

                  (c) Unless earlier terminated pursuant to the terms hereof, the Employee's employment hereunder shall terminate upon the occurrence of an Acquisition or Change in Control (each as defined below).

                  (d) For purposes of this Agreement:

                           (i) the term "Acquisition" shall mean (A) a merger,
                  consolidation or similar transaction in which securities possessing more than 50% of the total combined voting power of the Employer's outstanding securities are transferred to a person or persons different from the persons who held those securities immediately prior to such transaction or (B) the sale, transfer, or other disposition of all or substantially all of the Employer's assets to one or more persons (other than any wholly owned subsidiary of the Employer) in a single transaction or series of related transactions; and

                           (ii) the term "Change in Control" shall mean a change
                  in ownership or control of the Employer effected through either of the following transactions: (A) any person or related group of persons (other than the

                  Employer or a person that directly or indirectly controls, is controlled by, or is under common control with the Employer) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Employer's outstanding securities pursuant to a tender or exchange offer made directly to the Employer's stockholders, or (B) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (I) have been Board members continuously since the beginning of such period, or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (I) who were still in office at the time such election or nomination was approved by the Board.

The provisions of Sections 6.2, 6.3, 7, 8, 9 and 10 hereof shall survive any termination of the Employee's employment hereunder and shall continue in effect until such time as all obligations of the parties described therein have been satisfied.

         Section 6.2. COMPENSATION FOLLOWING  TERMINATION; SEVERANCE PAY.

                  (a) Subject to Section 6.2(c), if the Employee's employment is terminated pursuant to Section 6.1(a) or 6.1(b)(iv) or, prior to August 1, 2000, pursuant to Section 6.1(b)(i) hereof unless the Employer has first received written commitment from one or more persons with respect to an aggregate financing of at least $50 million, the Employee shall not be entitled to compensation, severance pay or fringe benefits beyond the date upon which he ceases to be employed hereunder (the "Employment Termination Date") except as may be otherwise provided in any then existing insurance, health or other benefit programs of the Employer.

                  (b) Subject to Section 6.2(c), if the Employee's employment is terminated for any reason other than pursuant to Section 6.1(a), 6.1(b)(iv) or 6.1(c) or, prior to August 1, 2000, pursuant to Section 6.1(b)(i) hereof unless the Employer has first received written commitment from one or more persons with respect to an aggregate financing of at least $50 million, the Employee shall be entitled to receive an amount equal to the Base Salary (as in effect on the Employment Termination Date) that would be paid to the Employee for a period of six (6) months if the Employee were still employed by the Employer during such period. During the six-month period following the Employment Termination Date, the Employer, at its cost, shall also continue to provide, or arrange to provide, the Employee and his dependants with such insurance, health and other fringe benefits (such as payment or reimbursement for gasoline and cellular phone expenses) as were provided to the Employee immediately prior to the Employment Termination Date (or substantially comparable benefits if a continuation of benefits is not permitted under then existing insurance, health or other benefit programs of the Employer), such benefits to be provided to the same extent and under the same terms and conditions as if the Employee were still employed by the Employer during such period.

                  (c) If the Employee's employment is terminated pursuant to
         Section 6.1(a) or, prior to August 1, 2000, pursuant to Section 6.1(b)(i) hereof if the Employer has not first received written commitment from one or more persons with respect to an aggregate financing of at least $50 million, the Employer may, in its sole discretion, determine that the Employee shall receive up to the full payment amount and benefits set forth in Section 6.2(b) above, including benefits specified in Section 6.2(b) for a period of up to six (6) months commencing on the Employment Termination Date, such benefits to be provided to the same extent and under the same terms and conditions as if the Employee were still employed by the Employer during such period.

                  (d) If, on or before December 31, 2000, the Employee's employment terminates pursuant to Section 6.1(c), the Employee shall be entitled to receive an amount equal to the Base Salary (as in effect on the Employment Termination Date) that would be paid to the Employee for a period of twenty-four (24) months if the Employee were still employed by the Employer during such period. Additionally, the Employer shall continue to provide the Employee and his dependants with all of the benefits set forth in Section 6.2(b) above for a period of twenty-four
         (24) months commencing on the Employment Termination Date, such benefits to be provided to the same extent and under the same terms and conditions as if the Employee were still employed by the Employer during such period.

                  (e) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Employee pursuant to any of the foregoing subsections of this Section
         6.2 (all such payments and benefits, the "Total Payments") is determined to be subject, in whole or part, to Excise Tax (as defined below), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including without limitation any income taxes and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount equal to the Total Payments. All determinations required to be made under this Section 6.2(e), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Employer's accountants or such other certified public accounting firm reasonably acceptable to the Employer as may be designated by the Employee, which shall provide detailed supporting calculations both to the Employer and the Employee. For purposes of this Agreement, the term "Excise Tax" shall mean the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended from time to time.

                  (f) Any payments made by the Employer to the Employee under this Section 6.2 shall be made in a single, lump-sum payment upon the Employment Termination Date (or, in the case of a termination pursuant to Section 6.1(b)(iii), within five (5) days following the Employment Termination Date), and, for purposes of clarification, any such payment shall be in addition to all compensation and benefits payable to the Employee through the Employment Termination Date pursuant to the terms of this Agreement or any compensation or benefit plan, program or arrangement maintained by the Employer. Any medical benefits coverage provided by the Employer to the Employee or his dependents under this
         Section 6.2 is not intended to qualify as health insurance continuation coverage required pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and will not be charged against the COBRA continuation period. Instead, the Employee's, and his or her dependents', opportunity to elect COBRA continuation at their expense for the entire period otherwise allowed by law as a result of the Employee's termination of employment will begin at the end of the benefits continuation.

         Section 7.   PROVISIONS OF GENERAL APPLICATION.

         Section 7.1. DISPUTES. In the event of any dispute touching or concerning this Agreement, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Suffolk County, Massachusetts, and the parties agree to comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

         Section 7.2. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted and determined in accordance with the internal substantive laws of the Commonwealth of Massachusetts (excluding choice of law or conflict of law provisions).

         Section 7.3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same document. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

         Section 7.4. OTHER AGREEMENTS. This Agreement represents the entire understanding and agreement between the parties as to the subject matter hereof and supersedes all prior or concurrent oral or written agreements relating thereto except for the Invention and Non-Disclosure Agreement and the Non-Competition and Non-Disclosure Agreement between the Employer and the Employee.

         Section 7.5. AMENDMENT. This Agreement may be amended only by a written document executed in one or more counterparts by each of the parties hereto.

         Section 7.6. WAIVER. No consent to or waiver of any breach or default in the performance of any obligation hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligation hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

         Section 7.7. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement may be assigned by the Employer to any Affiliate (as hereinafter defined) or to a successor to the portion of its business to which this Agreement relates (whether by purchase or otherwise). For purposes of this Agreement, "Affiliate" shall mean any person or entity which, directly or indirectly, controls or is controlled by or is under common control with the Employer and, for the purposes of this definition, "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities or holding of office in another, by contract or otherwise. The Employee may not assign or transfer any of his rights or obligations under this Agreement.

         Section 7.8. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by a reputable overnight delivery company or by United States certified or registered mail, return receipt requested, postage prepaid, addressed (i) if to the Employer, to Streamline.com, Inc., 27 Dartmouth Street, Westwood, MA 02090, Attn: President,
(ii) if to the Employee, to the most current address of the Employee reflected in the books and records of the Employer, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt.

         Section 7.9. HEADINGS. The headings of sections and subsections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning of any of its provisions.

         Section 7.10. SEVERABILITY. If any provision of this Agreement shall, in whole or in part, prove to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as if such invalid provisions, or the invalid portion thereof, had not been a part hereof.


         IN WITNESS WHEREOF, this Agreement has been executed by the Employer, by its duly authorized officer, and by the Employee, as of the date first set forth above.

                                             STREAMLINE.COM, INC.


                                             By:  /s/ Mark Cohn
                                                  Mark Cohn, Chairman of
                                                  the Compensation Committee


                                             EMPLOYEE


                                             /s/ Timothy A. DeMello
                                             Timothy A. DeMello